                                                                   EXHIBIT 3.B.3

                                 THIRD AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        GULFTERRA ENERGY PARTNERS, L.P.

         This Third Amendment (this "AMENDMENT") dated May 16, 2003 (the "AMENDMENT DATE"), to the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P. (the "PARTNERSHIP"), amended and restated effective as of May 5, 2003, is entered into by and among GulfTerra Energy Company, L.L.C., a Delaware limited liability company, as the General Partner (the "GENERAL PARTNER"), and the Limited Partners.

                                  INTRODUCTION

         A. The Partnership desires to issue the Series F Convertible Units (as defined in this Amendment) with the rights, preferences, obligations and attributes set forth herein; and

         B. In connection with such issuance, it is necessary and appropriate to amend the Partnership Agreement.

                                    AGREEMENT

         In consideration of the covenants, conditions and agreements contained herein, pursuant to Section 15.1 of the Partnership Agreement, the Partnership Agreement is hereby amended as set forth herein.

         1. UNDEFINED TERMS. Undefined terms used herein are defined in the Partnership Agreement.

         2. AMENDMENTS.

            A. The Partnership Agreement is hereby amended by the inclusion in its entirety of the Statement of Rights, Privileges and Limitations of Series F Convertible Units of GulfTerra Energy Partners, L.P. (the "STATEMENT"), which is attached to this Amendment as Annex A. The Statement provides for the creation of a new series of units, the Series F Convertible Units (the "SERIES F CONVERTIBLE UNITS") which shall be convertible into Series A Common Units from time to time in accordance with, and upon payment of the consideration specified in, the Statement.

            B. To the extent the Statement and the Partnership Agreement, as amended, are inconsistent or conflict with respect to any provision, the Statement shall control as it relates to the rights, preferences, obligations and attributes of the Series F Convertible Units.

         3. MISCELLANEOUS.

            A. PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

            B. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Amendment.

            C. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

            D. INTEGRATION. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            E. CREDITORS. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

            F. WAIVER. No failure by any party to insist upon the strict performance of any covenant duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant duty, agreement or condition.

            G. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto, or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

            H. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

            I. INVALIDITY OF PROVISIONS. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.



                               GENERAL PARTNER

                               GulfTerra Energy Company, L.L.C.


                               By:    /s/ KEITH FORMAN
                                      ------------------------------------------
                               Name:  Keith Forman
                               Title: Vice President and Chief Financial Officer

                               LIMITED PARTNERS

                               All Limited Partners now and hereafter
                               admitted as limited partners of the
                               Partnership, pursuant to Powers of
                               Attorney now and hereafter executed in
                               favor of, and granted and delivered to,
                               the General Partner.

                               By:    GulfTerra Energy Company, L.L.C.,
                                      General Partner, as attorney-in-fact for
                                      all Limited Partners pursuant to Powers of
                                      Attorney granted pursuant to Section 1.4.


                               By:    /s/ KEITH FORMAN
                                      ------------------------------------------
                               Name:  Keith Forman
                               Title: Vice President and Chief Financial Officer


                 [Third Amendment to Second Amended and Restated
                     Partnership Agreement Signature Page]

                                     ANNEX A

 STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS OF SERIES F CONVERTIBLE UNITS





                                 [SEE ATTACHED]

                         ANNEX A TO THE THIRD AMENDMENT

                       TO THE SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                       OF GULFTERRA ENERGY PARTNERS, L.P.





                STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS

                         OF SERIES F CONVERTIBLE UNITS



                                       OF



                        GULFTERRA ENERGY PARTNERS, L.P.





















                               DATED MAY 16, 2003

                                TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
Definitions......................................................................1
Conversion of Series F Convertible Unit..........................................7
   Number of Series A Common Units; Term.........................................7
   Minimum Conversion Unit Price.................................................8
   Extension of Term.............................................................8
   Manner of Conversion..........................................................9
   Conditions to Closing.........................................................9
   When Conversion Effective....................................................11
   Delivery of Series F Convertible Unit and Payment............................11
   Delivery of Unit Certificates, etc...........................................12
Adjustment of Unit Prices and Series A Common Units Issuable Upon Conversion....12
   General; Conversion Unit Price...............................................12
   Treatment of Partnership Interest Adjusting Events...........................13
   Adjustments for Merger, Consolidation, Sale of Assets........................13
   No Prohibition from Issuing Series A Common Units............................17
Nature and Rights of Series F Convertible Unit..................................17
   Non-Voting ..................................................................17
   No Allocations...............................................................18
   No Distributions.............................................................18
Registration Statement and Blackout Periods.....................................18
Transferability.................................................................22
   Transfer of Series F Convertible Units.......................................22
   Payment of Tax Upon Issue of Transfer........................................22
Denial of Preemptive Rights and Dissenters' Rights..............................22
Transfer Agent..................................................................22
Notices ........................................................................23
Construction....................................................................24
Severability of Provisions......................................................24

Exhibits
Exhibit A - Certificate Representing Series F Convertible Unit
Exhibit B - Form of Conversion Notice

Schedules
Schedule A - Accounts

                 STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS

                          OF SERIES F CONVERTIBLE UNITS

                                       OF

                        GULFTERRA ENERGY PARTNERS, L.P.

         The following is a Statement of Rights, Privileges and Limitations of Series F Convertible Units (this "STATEMENT") of GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"). The Partnership has authorized and established a new series of unit that shall be designated as the "Series F Convertible Units" (the "SERIES F CONVERTIBLE UNITS"), which series shall consist of two classes, the Series F1 Convertible Units (the "SERIES F1 CONVERTIBLE UNITS") and the Series F2 Convertible Units (the "SERIES F2 CONVERTIBLE UNITS"), which will each be comprised of eighty (80) units. Each Series F Convertible Unit shall be represented by a certificate in the form of Exhibit A to this Statement. The rights, privileges and limitations of the Series F Convertible Units, including the convertibility into Series A Common Units, are set forth in this Statement. References throughout this Statement to the Series F Convertible Units mean the Series F1 Convertible Units and the Series F2 Convertible Units.

         1. DEFINITIONS. As used in this Statement, unless the context otherwise requires, the following terms have the following respective meanings:

                  1.1 13D GROUP means the syndicate or group contemplated in
         Section 13(d)(3) of the Exchange Act.

                  1.2 ACQUIRING PERSON means (i) in connection with any Business Combination in which the Acquisition Consideration is payable in stock or other equity securities, the Person issuing the Acquisition Consideration, and (ii) in connection with any Business Combination in which the Acquisition Consideration is payable in cash, (a) the Person acquiring the Partnership by means of merger, consolidation, share exchange, or other statutory acquisition in which ninety percent (90%) or more of the outstanding Series A Common Units are exchanged for cash, securities or other assets, (b) the Person or 13D Group becoming the beneficial owner of over fifty percent (50%) of the outstanding Series A Common Units, (c) the transferee of all or substantially all of the assets of the Partnership (on a consolidated basis), or (d) at Holder's election, any Person that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                  1.3 ACQUISITION CONSIDERATION is defined in Section 3.3.

                  1.4 BLACKOUT PERIOD is defined in Section 5.2.

                  1.5 BLACKOUT VIOLATION is defined in Section 5.5.

                  1.6 BUSINESS COMBINATION is defined in Section 3.3.

                  1.7 BUSINESS COMBINATION CASH CONSIDERATION means the value of the cash consideration that a holder of a Series A Common Unit is entitled to receive pursuant to a Business Combination.

                  1.8 BUSINESS COMBINATION CASH PAYMENT is defined in Section 3.3(c).

                  1.9 BUSINESS COMBINATION STOCK CONSIDERATION means the value of the Acquiring Person's stock or other non-cash assets that a holder of a Series A Common Units is entitled to receive pursuant to a Business Combination as measured, with respect to the Acquiring Person's stock, using the Daily Market Unit Price of the Acquiring Person's stock on the Business Day immediately preceding the consummation of the Business Combination and, with respect to other non-cash assets, by an independent appraisal firm of established national reputation selected by the Board of Directors of the General Partner (the expenses of which firm shall be paid by the Partnership).

                  1.10 BUSINESS DAY means any day on which the Series A Common Units may be traded on the Principal Securities Exchange, or if not admitted for trading on any Principal Securities Exchange, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

                  1.11 CASH PORTION means the value of (x) the Business Combination Cash Consideration divided by the value of (y) the sum of
         (A) the Business Combination Cash Consideration and (B) the Business Combination Stock Consideration.

                  1.12 CASH SETTLEMENT AMOUNT is defined in Section 2.2.

                  1.13 CHARTER DOCUMENTS mean the Certificate of Limited Partnership and the Partnership Agreement of the Partnership, as each may be amended from time to time.

                  1.13 CONTINGENT CONVERSION NOTICE is defined in Section
         3.3(b).

                  1.14 CONVERSION CLOSING DATE is defined in Section 2.4.

                  1.15 CONVERSION CONSIDERATION means, with respect to each Conversion Notice, the dollar amount that a Holder has a right to designate and has so designated in such Conversion Notice.

                  1.16 CONVERSION NOTICE is defined in Section 2.4.

                  1.17 CONVERSION NOTICE DATE means the Business Day on which the Partnership receives a Conversion Notice from a Holder.

                  1.18 CONVERSION UNIT PRICE means, with respect to each Conversion Notice, either (i) if the Prevailing Unit Price is equal to or greater than the Measuring Date Unit Price, then the Conversion Unit Price shall be equal to the Prevailing Unit Price; or (ii) if the Prevailing Unit Price is less than the Measuring Date Unit Price, then the Conversion Unit Price shall be equal to the Prevailing Unit Price minus the product of fifty percent (50%) of the positive difference, if any, of the Measuring Date Unit Price less the Prevailing Price; provided that the Conversion Unit Price shall be subject to adjustment or reduction as set forth in Sections 3 and 5.

                  1.20 DAILY MARKET UNIT PRICE means for any Business Day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such Business Day, regular way, in each case as reported by Bloomberg, L.P., if the Series A Common Units are not listed or admitted to trading on the Principal Securities Exchange as reported by Bloomberg, L.P. on the principal National Securities Exchange on which the Series A Common Units are listed or admitted to trading or, if the Series A Common Units are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such Business Day or, if not so quoted the average of the high bid and low asked prices on such Business Day in the over-the-counter market, as reported by the Nasdaq National Market or such other system then in use, or if on any such day the Series A Common Units are not quoted by any such organization, the average of the closing bid and asked price on such Business Day as furnished by a professional market maker making a market in the Series A Common Units selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Series A Common Units, the fair value of a Series A Common Unit on such Business Day as determined reasonably and in good faith by the Board of Directors of the General Partner.

                  1.21 DELAWARE ACT means the Delaware Revised Uniform Limited Partnership Act, as amended or replaced.

                  1.22 DELAYED CLOSING CONVERSION NOTICE is defined in Section 5.4(a).

                  1.23 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended or replaced.

                  1.24 GENERAL PARTNER means the General Partner of the Partnership, as such term is defined in the Charter Documents.

                  1.25 HOLDER means any Person who is listed as a Holder of the Series F Convertible Units in the Unit Register as of any relevant date of determination.

                  1.26 MAXIMUM NUMBER means 8,329,679, subject to adjustment pursuant to Section 3.

                  1.27 MEASURING DATE UNIT PRICE means $35.75, subject to adjustment pursuant to Section 3.

                  1.28 MINIMUM CONVERSION PRICE means the Conversion Unit Price below which the Partnership shall settle a Conversion Notice with the Cash Settlement Amount in lieu of Series A Common Units on the relevant Conversion Closing Date, such amount as specified by the Partnership with twenty (20) Business Days prior written notice to the Holder and as amended by the Partnership at any time and from time to time with twenty (20) Business Days prior written notice to the Holder pursuant to Section 2.2.

                  1.29 NATIONAL SECURITIES EXCHANGE shall have the meaning set forth in the Exchange Act.

                  1.30 PARTIAL STOCK ADJUSTMENT MEASURING PRICE means the Measuring Date Unit Price multiplied by the ratio of the Daily Market Unit Price of the Acquiring Person on the Business Day immediately preceding the consummation of the Business Combination to the Daily Market Unit Price of the Partnership on the Business Day immediately preceding the consummation of the Business Combination.

                  1.31 PARTIAL STOCK ASSUMPTION AGREEMENT is defined in Section 3.3(d).

                  1.32 PARTNERSHIP is defined in the introduction.

                  1.33 PARTNERSHIP AGREEMENT means the Second Amended and Restated Agreement of Limited Partnership effective as of the date hereof of the Partnership, including all exhibits, schedules, annexes and attachments thereto, as amended, supplemented or otherwise modified from time to time, including the amendment creating the Series F Convertible Unit.

                  1.34 PARTNERSHIP BOND means any of (a) the Partnership's
         10 3/8% Senior Subordinated Notes due 2009, 8 1/2% Senior Subordinated Notes due 2010, 8 1/2% Senior Subordinated Notes due 2011, 8 1/2% Senior Subordinated Notes due 2011 and 10 5/8% Senior Subordinated Notes due 2012 and (b) any other note, bond, debenture or similar instrument issued by the Partnership pursuant to an indenture, so long as the exchange of such securities as contemplated by this Statement would be permitted under such indentures, notes and related documents and the Partnership's other credit arrangements (whether existing or modified or entered into in the future), including the Partnership's Sixth Amended and Restated Credit Agreement, as each may be amended from time to time.

                  1.35 PARTNERSHIP INTEREST ADJUSTMENT EVENT means any subdivision or combination of the issued Series A Common Units, whether by reason of any dividend or distribution of units, split, recapitalization, reorganization, spinoff, combination or other similar change.

                  1.36 PERSON means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  1.37 PREVAILING UNIT PRICE means, with respect to any Conversion Notice Date, the lesser of the average Daily Market Unit Price during (a) the sixty (60) consecutive Business Day period ending on and including the fourth Business Day immediately preceding the Conversion Notice Date, (b) the first seven (7) consecutive Business Days

\

         of such sixty (60)-Business Day period or (c) the last seven (7) consecutive Business Days of such sixty (60)-Business Day period.

                  1.38 PRINCIPAL SECURITIES EXCHANGE means the New York Stock Exchange, but if the New York Stock Exchange is not the principal U.S. trading market for the Series A Common Units, the "Principal Securities Exchange" shall be deemed to mean the principal U.S. National Securities Exchange on which the Series A Common Units are traded, or if the Series A Common Units are not then listed or admitted to trading on any National Securities Exchange but are designated as a national market system security or a Nasdaq SmallCap Market Security by the NASD, or any successor thereto, then such market system, or if the Series A Common Units are not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

                  1.39 PROSPECTUS means the prospectus supplement dated the date hereof, as such may be amended and supplemented from time to time, to the Registration Statement, or any successor or replacement prospectus, or as the Partnership may tender to a Holder in connection with any Conversion Closing Date.

                  1.40 QIB means qualified institutional buyer as such term is defined in Rule 144A of the Securities Act.

                  1.41 REGISTRATION STATEMENT means the Partnership's Registration Statement on Form S-3 (Registration No. 333-81772) or any successor or replacement registration statement.

                  1.42 RESTATEMENT means, with respect to the Partnership's quarterly or annual actual (not pro forma) historical financial statements that have been (i) filed with the SEC, (ii) included in a press release or (iii) made public by any other method, any restatement that materially affects the Partnership's consolidated statement of income or consolidated statement of cash flows; provided, however, that the term Restatement shall not include any restatement (i) required as a result of a change occurring after the closing date in (x) applicable law or (y) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by the Partnership in the manner and at the time prescribed by such law or promulgation, or (ii) resulting in a change from one generally accepted accounting principle to another; provided, that the Audit Committee of the Board of Directors of the General Partner has made the determination to change to another principle after discussions with the Partnership's external auditors.

                  1.43 RESTATEMENT FILING DATE means the date on which the Partnership files quarterly or annual actual (not pro forma) historical financial statements that constitute a Restatement on a Form 10-K, Form 10-Q, Form 8-K or any other filing with the SEC (and if the Partnership makes multiple filings of a Restatement with the SEC, the last of such dates).

                  1.44 SEC means the United States Securities and Exchange Commission.

                  1.45 SECURITIES ACT means the Securities Act of 1933, as amended.

                  1.46 SERIES A COMMON UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series A Common Unit, such term to include any units into which all outstanding Series A Common Units shall have been changed or any units resulting from any Partnership Interest Adjustment Event.

                  1.47 SERIES F CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F Convertible Unit, such term to include any units into which all outstanding Series F Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F Convertible Units) or any units resulting from any Partnership Interest Adjustment Event, which term shall refer to the Series F1 Convertible Units and the Series F2 Convertible Units.

                  1.48 SERIES F1 CONVERSION CONSIDERATION is defined in Section 2.1(a).

                  1.49 SERIES F1 CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F1 Convertible Unit, such term to include any units into which all outstanding Series F1 Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F1 Convertible Units) or any units resulting from any Partnership Interest Adjustment Event.

                  1.50 SERIES F1 EXPIRATION TIME means 4:00 p.m., New York City time, on March 29, 2004, subject to adjustment pursuant to Section 2.3.

                  1.51 SERIES F2 CONVERSION CONSIDERATION is defined in Section 2.1(b).

                  1.52 SERIES F2 CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F2 Convertible Unit, such term to include any units into which all outstanding Series F2 Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F2 Convertible Units) or any units resulting from any Partnership Interest Adjustment Event.

                  1.53 SERIES F2 EXPIRATION TIME means 4:00 p.m., New York City time, on March 30, 2005, subject to adjustment pursuant to Section 2.3.

                  1.54 SERIES F2 VESTING AMOUNT means $40,000,000 or more of aggregate Series F1 Conversion Consideration (i) received by the Partnership upon conversion of Series F1 Convertible Units, (ii) designated in any Conversion Notice for which the Holder receives a Cash Settlement Amount, (iii) designated in any Conversion Notice for which the Holder receives an amount of cash pursuant to Section 2.5(d)(ii), and (iv) designated in any Conversion Notice or Contingent Conversion Notice pursuant to which the Holder receives Acquisition Consideration in the form of cash net of the relevant Conversion Consideration so long as the conversion contemplated by such Conversion Notice or Contingent Conversion Notice is consummated, but specifically excluding any amounts deemed converted pursuant to Sections 3.3(d) and 3.3(f).

                  1.55 STATEMENT is defined in the introduction, and includes all exhibits, schedules, annexes, or other attachments, as amended, supplemented or otherwise modified from time to time.

                  1.56 STOCK ADJUSTMENT MEASURING PRICE means the Measuring Date Unit Price divided by the conversion ratio for each Series A Common Unit as provided by the terms of the Business Combination, where conversion ratio means the number of shares or units of securities of the Acquiring Person issued for each Series A Common Unit pursuant to the Business Combination.

                  1.57 STOCK ASSUMPTION AGREEMENT is defined in Section 3.3(e).

                  1.58 STOCK PORTION means the value of (x) the Business Combination Stock Consideration divided by (y) the sum of (A) the Business Combination Cash Consideration and (B) the Business Combination Stock Consideration.

                  1.59 TERMINATION TIME means the time at which the right of a Holder to convert the Series F Convertible Units terminates being either (i) if the Series F2 Convertible Units do not vest as provided in Section 2.1(b), the Series F1 Expiration Time, or (ii) if the Series F2 Convertible Units do vest as provided in Section 2.1(b), the Series F2 Expiration Time with respect to the Series F2 Convertible Units and the Series F1 Expiration Time with respect to the Series F1 Convertible Units; in each case, subject to extension as set forth in Section 2.2.

                  1.60 TRANSFER AGENT is defined in Section 8.

                  1.61 UNIT REGISTER is defined in Section 8.

         2. CONVERSION OF SERIES F CONVERTIBLE UNITS. The convertibility of the Series F Convertible Units, in whole or in part, is subject to the terms and conditions contained in this Statement. The Series F Convertible Units shall expire worthless, and a Holder of such Series F Convertible Units shall have no rights to convert the Series F Convertible Units, and the Partnership shall have no obligations with respect to such rights, on the Termination Time.

                  2.1 NUMBER OF SERIES A COMMON UNITS; TERM. Subject to the terms, conditions and adjustments set forth in this Statement, each Series F1 Convertible Unit and Series F2 Convertible Unit shall be convertible as provided in this Section 2.1.

                       (a) SERIES F1 CONVERTIBLE UNITS. On any Business Day
                  after August 12, 2003 (subject to Section 3.3(a)) and from time to time thereafter on or prior to the Series F1 Expiration Time, each Series F1 Convertible Unit shall be convertible into the number of Series A Common Units determined pursuant to Section 3.1; provided that the aggregate Conversion Consideration that the Partnership receives pursuant to conversions of any Series F1 Convertible Unit (the "SERIES F1 CONVERSION CONSIDERATION") shall not exceed $1,000,000.

                           (b) SERIES F2 CONVERTIBLE UNITS. If the Partnership
                  receives Conversion Notices with respect to the Series F1 Convertible Units in the aggregate equal to or greater than the Series F2 Vesting Amount on or prior to the Series F1 Expiration Time, then upon the Partnership's receipt of the Series F2 Vesting Amount (subject to Section 3.3(a)) on any Business Day and at any time and from time to time on or prior to the Series F2 Expiration Time, each Series F2 Convertible Unit shall be convertible into the number of Series A Common Units determined pursuant to Section 3.1; provided that the Conversion Consideration that the Partnership receives pursuant to conversions of any Series F2 Convertible Unit (the "SERIES F2 CONVERSION CONSIDERATION") shall not exceed $500,000.

         Notwithstanding anything to the contrary in this Statement, the Partnership shall not be obligated to issue, and the Holder(s) shall not have a right to acquire upon conversion of the Series F Convertible Units, more than the Maximum Number of Series A Common Units.

                  2.2 MINIMUM CONVERSION UNIT PRICE.

                           (a) If the Conversion Unit Price with respect to any
                  Conversion Notice is below the Minimum Conversion Price, then the Partnership shall, in lieu of issuing Series A Common Units upon conversion of Series F Convertible Units covered by such Conversion Notice, pay an amount in cash to such Holder equal to the difference of (x) the product of (A) the number of Series A Common Units issuable on the relevant Conversion Closing Date and (B) the Daily Market Unit Price as of the Business Day immediately preceding the Conversion Notice Date and (y) the Conversion Consideration designated in the relevant Conversion Notice (the "CASH SETTLEMENT AMOUNT"). The Partnership shall tender the Cash Settlement Amount in immediately available funds by 5:00 p.m., New York City time, on the relevant Conversion Closing Date, to the account specified in the Holder's Conversion Notice. Upon receipt of the Cash Settlement Amount, that number of Series F Convertible Units with aggregate Series F1 Conversion Consideration and Series F2 Conversion Consideration equal to the Conversion Consideration designated in the Conversion Notice shall be deemed converted, but the Holder shall not be required to tender the Conversion Consideration designated in the relevant Conversion Notice. If the Conversion Consideration deemed to have been tendered pursuant to this
                  Section 2.2 is less than the remaining, unconverted portion of Series F Convertible Units represented by the certificate(s) tendered to the Partnership on the Conversion Closing Date, the Partnership shall issue a replacement certificate(s) as provided in Section 2.8(b). At any time and from time to time with twenty (20) Business Days notice to the Holder, the Partnership shall be entitled to establish a new Minimum Conversion Price.

                  (b) The Partnership shall, within two (2) Business Days of a Conversion Closing Date pursuant to this Section 2.2, give the Holder written notice if the Partnership is unable to tender the Cash Settlement Amount on such Conversion Closing Date. Within one (1) Business Day after receipt of such notice, Holder shall give the Partnership written notice, at its sole election, of it's election to
         (x) withdraw the Conversion Notice or (y) receive Series A Common Units as determined pursuant to Section 3.1 in lieu of the Cash Settlement Amount, which Conversion Closing Date shall occur within three (3) Business Days of the Partnership's receipt of such Holder's election pursuant to this Section 2.2(b).

         2.3 EXTENSION OF TERM. The Series F1 Expiration Time and the Series F2 Expiration Time, as applicable, shall be extended:

              (a) by one Business Day for each Business Day:

                      (i) that a Blackout Period or a Blackout Violation exists; and

                      (ii) during the period commencing on the earlier of the
                  day on which the Partnership (x) announces a Restatement and
                  (y) announces its intention to make a Restatement and ending on the Restatement Filing Date; and

              (b) to the extent that the Partnership (x) announces a Restatement or (y) announces its intention to make a Restatement, in either case, within 65 Business Days of the Series F1 Expiration Time or Series F2 Expiration Time, as applicable, to a date that is 65 Business Days after the Restatement Filing Date.

Provided, that, if the conditions described in clauses (i) and (ii) of paragraph
(a) above both exist on the same Business Day, then the Series F1 Expiration Time or the Series F2 Expiration Time, as applicable, shall be extended by only one Business Day for each Business Day on which these conditions both exist.

         2.4 MANNER OF CONVERSION. Subject to and upon compliance with the terms and conditions set forth in this Statement, each Holder shall be entitled to convert each Series F Convertible Unit that such Holder holds, in whole or in part, from time to time, on any Business Day, by receipt by the Partnership of a notice made pursuant to Section 9 in substantially the form of Exhibit B attached to this Statement (or a reasonable facsimile thereof) duly executed by such Holder (a "CONVERSION NOTICE"). The closing of each conversion shall take place at or before 2:00 p.m. New York City time (i) on the third Business Day following and excluding the date the Conversion Notice is received or (ii) on any other date upon which such Holder and the Partnership mutually agree (each, a "CONVERSION CLOSING DATE").

2.5 CONDITIONS TO CLOSING.

                  (a) HOLDER'S CONDITIONS TO CLOSING. It shall be a condition to each Holder's obligation to close on each Conversion Closing Date that each of the following is satisfied, unless waived by such Holder:

                           (i) the Registration Statement is effective and no stop order has been issued; and

                           (ii) all Series A Common Units to be issued upon such
                  Conversion Closing Date shall be duly listed and admitted to trading on the Principal Securities Exchange upon issuance.

                  (b) THE PARTNERSHIP'S CONDITIONS TO CLOSING. It shall be a condition to the Partnership's obligation to close that each of the following is satisfied, unless waived by the Partnership:

                           (i) each Holder shall represent and warrant that each of the following is true and correct as of the Conversion Closing Date:

                                    (1) the Holder is a QIB, a large
                           institutional accredited investor, or an insurance company or similar institutional investor whose business is to invest funds entrusted to Holder;

                                    (2) the Holder is acquiring the Series A
                           Common Units issuable upon conversion of the Series F Convertible Units for its own account and in the ordinary course of its business and is not participating in a distribution, and has no arrangement or understanding with any Person to participate in the distribution of the Series A Common Units; and

                                    (3) the Holder is not a registered "broker"
                           or "dealer" as such terms are defined in Section 3 of the Exchange Act;

                           (ii) there is no Blackout Period in effect; provided
                  that the Partnership has given notice of the commencement of a Blackout Period to each Holder pursuant to Section 9;

                           (iii) the Partnership shall have received from such
                  Holder a completed Citizenship Certification stating the requirements of the Partnership Agreement; and

                           (iv) the issuance of the Series A Common Units shall
                  not cause the Partnership to exceed the Maximum Number.

                  (c) AGREEMENT TO CAUSE CONDITIONS TO BE SATISFIED. The Partnership with respect to Section 2.5(a) and each Holder with respect to Sections 2.5(b)(i) and (iii) shall each use commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date.

                  (d) REMEDY OF HOLDER. If the conditions set forth in Section 2.5(a) are not satisfied or waived prior to the third Business Day following the date the Conversion Notice is received and no Blackout Period is in effect, then such Holder's exclusive remedies will be those remedies provided in this Section 2.5(d). Upon satisfaction of the condition set forth in the Section 2.5(a), the Partnership shall deliver written notice to such Holder of such satisfaction. If such condition is not satisfied or waived prior to the second Business Day following, and excluding, the Conversion Notice Date, then such Holder may, at its sole option, and at any time:

                           (i) withdraw the Conversion Notice by written notice
                  to the Partnership regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice on any future date with respect to any remaining Series A Common Units underlying any such Series F Convertible Units, including those referenced in the original Conversion Notice, or

                           (ii) elect not to withdraw its Conversion Notice, in
                  which case, if no Blackout Period is in effect, the Partnership shall pay such Holder, in immediately available federal funds by 5:00 p.m., New York City time, on the third Business Day following such Holder's delivery to the Partnership of evidence of Holder's payment of the amount described in clause (x) below and certificate(s) representing Series F Convertible Units (including Holder's account information to which such payment should be sent) an amount in cash equal to the lesser of (x) the actual cost that such Holder paid to satisfy its obligations to tender Series A Common Units pursuant to an underlying sales contract for Series A Common Units less the Conversion Consideration such Holder would have tendered on such Conversion Closing Date (or, if the Holder discharged its obligations under such underlying sales contract by making a cash payment, the amount of such cash payment), and (y) the number of Series A Common Units that such Holder would receive on such Conversion Closing Date multiplied by the positive difference, if any, between the Daily Market Unit Price on the relevant Conversion Closing Date and the Conversion Unit Price in effect on the Conversion Notice Date. If the Conversion Consideration deemed to have been tendered pursuant to this Section 2.5(d) is less than the remaining, unconverted portion of Series F Convertible Units represented by the certificate(s) tendered to the Partnership, the Partnership shall issue a replacement certificate(s) as provided in Section 2.8(b).

         In the case of clause (ii) above, such Holder shall be deemed to have converted a number of Series F Convertible Units with respect to the Conversion

         Consideration designated in the relevant Conversion Notice, but shall not be required to tender such Conversion Consideration, and the Partnership shall be deemed to have satisfied its obligations with respect to such Conversion Notice.

                  (e) EFFECT OF CLOSING. If any of the conditions contained in this Section 2.5 are not satisfied prior to the Conversion Closing Date, but any Holder and the Partnership consummate the transaction contemplated by the Conversion Notice, then all unsatisfied conditions shall be deemed to have been waived by the relevant party, and neither any Holder nor the Partnership shall have any further rights or remedies with respect to such unsatisfied condition, except any rights and remedies provided under the Securities Act. Notwithstanding the foregoing, Section 2.5(a)(ii) shall not be deemed to have been waived by the Holder unless the Partnership shall have delivered written notice pursuant to Section 9 of the failure to satisfy the condition described in Section 2.5(a)(ii) at least one (1) Business Day before the Conversion Closing Date.

         2.6 WHEN CONVERSION EFFECTIVE. Each conversion under any Series F Convertible Unit shall be deemed to have been effected on the Conversion Closing Date upon receipt of the relevant Conversion Consideration and surrender of the certificate(s) representing the Series F Convertible Unit(s) (or upon notation on the Transfer Agent's registry if the Series F Convertible Units are in book-entry form), and the Person or Persons in whose name or names any certificate or certificates representing the Series A Common Units shall be issuable upon such conversion as provided in Section 2.7 shall be deemed to have become the holder(s) of record thereof.

         2.7 DELIVERY OF SERIES F CONVERTIBLE UNIT AND PAYMENT. On the Conversion Closing Date, a converting Holder shall surrender the certificate(s) representing the Series F Convertible Unit(s) to the Partnership at the address set forth for notices to the Partnership in Section 9 and shall deliver payment:

                  (a) by wire transfer to an account designated by the Partnership on Schedule A of immediately available federal funds in the dollar amount of the Conversion Consideration,

                  (b) by tender of Partnership Bonds with an aggregate principal amount plus accrued interest equal to the dollar amount of the Conversion Consideration (with such documentation and certificates as reasonably requested by the Partnership), or

                  (c) any combination of cash and Partnership Bonds in the dollar amount of the Conversion Consideration.

Upon the Partnership's receipt of the Conversion Consideration, subject to the Maximum Number, a converting Holder shall be entitled to receive that number of duly authorized, validly issued, fully paid and non-assessable Series A Common Units upon conversion of a Series F Convertible Unit (except as such non-assessability may be affected by the Delaware Act) as determined pursuant to
Section 3.1.

         2.8 DELIVERY OF UNIT CERTIFICATES, ETC. On the Conversion Closing Date, the Partnership at its expense (including payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to a converting Holder or as such Holder may direct,

                  (a) at the election of such Holder, (1) at such address specified by such Holder via reputable overnight courier, one or more certificates for, or (2) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system the number of duly authorized, validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Delaware Act) Series A Common Units to which such Holder shall be entitled upon such conversion plus, in lieu of any fractional unit to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the relevant Conversion Unit Price for such relevant Conversion Closing Date, and

                  (b) if the Series F Convertible Units are certificated, in case such conversion is in part only, at such address specified by such Holder via reputable overnight courier, a certificate representing the remaining, unconverted portion of the Series F Convertible Unit, setting forth the remainder of Series F1 Conversion Consideration or Series F2 Conversion Consideration, as applicable, for which such Series F Convertible Unit shall be convertible (without giving effect to any adjustment thereof) after giving effect to the Conversion Consideration received by the Partnership, or deemed to have been received in connection with Sections 2.2, 2.5(d) 3.3(d) and 3.3(f), or if the Series F Convertible Units are in book-entry form, with adjustment to the Transfer Agent's register to reflect the amount of Conversion Consideration received by the Partnership, or deemed to have been received in connection with Sections 2.2, 2.5(d) 3.3(d) and 3.3(f).

3. ADJUSTMENT OF UNIT PRICES AND SERIES A COMMON UNITS ISSUABLE UPON CONVERSION.

         3.1 GENERAL; CONVERSION UNIT PRICE. The number of Series A Common Units which a Holder shall be entitled to receive upon conversion of Series F Convertible Units shall be determined by dividing the Conversion Consideration for such conversion by the Conversion Unit Price in effect for such conversion, all subject to the adjustments, terms and conditions in this Statement.

         3.2 TREATMENT OF PARTNERSHIP INTEREST ADJUSTING EVENTS. In case the Partnership may effect a Partnership Interest Adjusting Event, including a pro rata distribution of Series A Common Units to all holders of Series A Common Units, or a subdivision or combination of the outstanding Series A Common Units, then (a) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such distribution, or (b) in the case of any such subdivision or combination, at the close of business on the day immediately prior to the day upon which such partnership action becomes effective, the Maximum Number, the Measuring Date Unit Price, and the Conversion Unit Price, the Prevailing Unit Price and, to the extent applicable, the Daily Market Unit Price and other price or quantity (but excluding the Series F1 Conversion Consideration and the

Series F2 Conversion Consideration) in effect immediately prior to such Partnership Interest Adjusting Event shall be proportionately changed.

         3.3 ADJUSTMENTS FOR MERGER, CONSOLIDATION, SALE OF ASSETS.

                  (a) If after the date of this Statement, (i) the Partnership is acquired by means of merger, consolidation, share exchange, or other statutory acquisition in which ninety percent (90%) or more of the outstanding Series A Common Units are exchanged for cash, securities or other assets, or (ii) pursuant to a tender offer in which over fifty percent (50%) of the outstanding Series A Common Units become beneficially owned by any Person or 13D Group, or (iii) the Partnership sells all or substantially all of the assets of the Partnership (on a consolidated basis) (the transactions listed in (i), (ii) and (iii) above are referred to individually as a "BUSINESS COMBINATION") as part of such Business Combination, (x) (1) each Series F Convertible Unit shall immediately upon announcement by the Partnership that it has entered into definitive agreements relating to a Business Combination described in (i) or (iii) above or entered into a definitive agreement to participate in or to endorse a Business Combination described in
         (ii) above become convertible (pursuant to Sections 2.1(a) and 2.1(b) regardless of whether the announcement date is on or before August 12, 2003 and regardless of whether the Series F2 Vesting Amount has been received by the Partnership); provided that upon the earlier of the consummation or termination of such Business Combination (if not consummated), all Series F Convertible Units that were not otherwise convertible pursuant to Sections 2.1(a) and 2.1(b) prior to acceleration of the vesting requirements pursuant to this Section 3.3(a) and would not otherwise be convertible pursuant to Sections 2.1(a) and 2.1(b) shall no longer be convertible until the satisfaction of the conditions set forth in Sections 2.1(a) and 2.1(b) as appropriate, or (2) each Series F1 Convertible Unit shall immediately upon announcement by a Person of its intent to effect a Business Combination described in clause (ii) without the participation in or the endorsement of the Partnership become convertible (pursuant to Section 2.1(a) regardless of whether the announcement date is on or before August 12, 2003); provided that upon the earlier of the consummation or termination of such Business Combination (if not consummated), all Series F1 Convertible Units that were not otherwise convertible pursuant to Section 2.1(a) or pursuant to this Section 3.3(a) in connection with a different Business Combination prior to acceleration of the vesting requirements pursuant to this Section 3.3(a) and would not otherwise be convertible pursuant to Section 2.1(a) or pursuant to this Section 3.3(a) in connection with a different Business Combination shall no longer be convertible until the satisfaction of the condition set forth in Section 2.1(a); and (y) proper provision shall be made as follows:

                  (b) Between the date a Business Combination is announced and the effective date of the Business Combination, each Holder at its sole option shall continue to have the right to submit to the Partnership a Conversion Notice in accordance with the terms and conditions of this Statement. In addition, each Holder at its sole option may elect to submit to the Partnership a special notice (a "CONTINGENT

         CONVERSION NOTICE") to convert all or part of its unconverted Series F Convertible Units in connection with such Business Combination; in which case, notwithstanding the provisions of Section 2.6,:

                           (i) the effectiveness of such contingent conversion
                  shall be conditional upon the effectiveness of the Business Combination;

                           (ii) such Holder shall have the right to deliver a
                  notice to withdraw such Contingent Conversion Notice until the earlier of (x) the expiration of any election period (if any) pursuant to the Business Combination and (y) the effective date of such Business Combination; provided that if such Business Combination is not consummated within five (5) Business Days of the expiration of such election period, as such may be extended, Holder shall be entitled to withdraw its Contingent Conversion Notice up to the effective date of such Business Combination; and

                           (iii) if such Contingent Conversion Notice shall not
                  have been withdrawn, then on the effective date of such Business Combination, the Holder of such Series F Convertible Units shall receive, upon payment of the Conversion Consideration designated in the Conversion Notice or Delayed Conversion Notice, as the case may be, the same consideration, in the form of cash, securities or other assets (the "ACQUISITION CONSIDERATION") per Series A Common Unit issuable to any other holder of Series A Common Units in connection with such Business Combination based upon the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit on the Business Day immediately preceding the date on which such Business Combination occurs. Upon receipt of the Conversion Consideration, such Holder's Series F Convertible Units tendered for conversion pursuant to a Conversion Notice or Contingent Conversion Notice shall be fully converted and shall no longer permit such Holder to convert such Series F Convertible Units into Series A Common Units; provided, that if the Acquisition Consideration is in the form of cash, the Holder shall not be required to tender the relevant Conversion Consideration to convert its Series F Convertible Units, but shall receive an amount in connection with such Business Combination equal to the Acquisition Consideration applicable to such Holder based on the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit that it owns on the Business Day immediately preceding the date on which such Business Combination occurs, less such Conversion Consideration.

                  (c) In the case of a Business Combination under clause (i) or
         (iii) of paragraph (a) above, if the Acquisition Consideration consists solely of cash, (A) the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume the Partnership's obligations under this
         Section 3.3.(c) and (B) to the extent that any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder thereof shall receive from the Partnership or the Acquiring Person an amount in cash equal to ten percent (10%) multiplied by the Acquisition Consideration resulting from such Business Combination to which such Holder would have been entitled in such Business Combination if such Holder had converted each Series F Convertible Unit held immediately before such Business Combination (the "BUSINESS COMBINATION CASH PAYMENT"); provided, that the Holder shall not under any circumstances be obligated to pay any consideration to convert such Series F Convertible Units in order to receive the cash payment specified in this Section 3.3(c); and, provided, further, that all Business Combination Cash Payments shall be wire transferred to such Holder, in accordance with instructions provided, at the earliest time that consideration is transferred to any other holder of Series A Common Units and, at which time, such Series F Convertible Units shall deemed to be fully converted and, accordingly, the Holder thereof shall have no further conversion rights with respect thereto; or

                  (d) In the case of a Business Combination under clause (i) or
         (iii) of paragraph (a) above, if the Acquisition Consideration for the Series A Common Units is partially stock or other securities or other non-cash assets and partially cash, then the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume all of the Partnership's obligations under this Section 3.3(d). (x) With respect to the Stock Portion of each unconverted Series F Convertible Unit that would be convertible into Acquisition Consideration in the form of stock or other non-cash assets (the "PARTIAL STOCK ASSUMPTION AGREEMENT") the Holder thereof shall thereafter automatically have equivalent rights with respect to the Acquiring Person and from and after the effective date of the Business Combination and under such Partial Stock Assumption Agreement (A) all references to the Partnership in this Statement shall be references to the Acquiring Person, (B) all references to Series A Common Units in this Statement shall be references to the type of securities for which the Series A Common Units are exchanged in the Business Combination,
         (C) all references to the Measuring Date Unit Price in this Statement shall be references to the Partial Stock Adjustment Measuring Price, and (D) all references to the Prevailing Unit Price, Daily Market Price and Conversion Unit Price shall be references to such prices with respect to the Acquiring Person and (y) with respect to the Cash Portion of each unconverted Series F Convertible Unit that would have been converted into Acquisition Consideration in the form of cash, the Holder thereof shall be entitled to receive from the Partnership or the Acquiring Person an amount in cash equal to the Business Combination Cash Payment multiplied by the Cash Portion; provided, that the Holder shall not under any circumstances be obligated to pay any consideration to convert any Series F Convertible Unit in order to receive the cash payment specified in this Section 3.3(d); and, provided, further, that all Business Combination Cash Payments shall be wire transferred to such Holder, in accordance with instructions provided, at the earliest time that consideration is transferred to any other holder of Series A Common Units and, at which time, the Cash Portion of each such Series F Convertible Unit shall deemed to be fully converted and, accordingly, the Holder thereof shall have no further conversion rights with respect thereto; or

                  (e) In the case of a Business Combination under clause (i) or
         (iii) of paragraph (a) above, if the Acquisition Consideration for the Series A Common Units consists solely of stock or other non-cash assets of the Acquiring Person, then the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume all of the Partnership's obligations under any unconverted Series F Convertible Units (the "STOCK ASSUMPTION AGREEMENT"). In the event that any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder thereof shall thereafter automatically have equivalent rights with respect to the Acquiring Person and from and after the effective date of the Business Combination and under such Stock Assumption Agreement (A) all references to the Partnership in this Statement shall be references to the Acquiring Person, (B) all references to Series A Common Units in this Statement shall be references to the securities for which the Series A Common Units are exchanged, (C) all references to the Measuring Date Unit Price in this Statement shall be references to the Stock Adjustment Measuring Price, and (D) all references to the Prevailing Unit Price, Daily Market Price and Conversion Unit Price shall be references to such prices with respect to the Acquiring Person.

                  (f) In the case of a Business Combination under clause (ii) of paragraph (a) above, if any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder shall thereafter be entitled, at its election, to receive from the Partnership an amount in cash equal to ten percent (10%) of the product of (x) the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit, on the Business Day immediately preceding the date such Business Combination occurs, and
         (y) the weighted-average price paid per Series A Common Unit (following the announcement of such Business Combination by the Acquiring Person) by the Acquiring Person in connection with such Business Combination; provided that Holder shall be entitled to make such election under this
         Section 3.3(f) only once and prior to the expiration of the election period applicable to such Business Combination; provided further, that if the election period for such Business Combination is extended or if such Business Combination is not consummated within five (5) Business Days of the expiration of such election period, Holder shall be entitled to withdraw such election up to the effective date of such Business Combination (which shall be deemed to be the date on which the Acquiring Person accepts for purchase fifty percent (50%) or more of the outstanding Series A Common Units). All cash payments under this
         Section 3.3(f) shall be made by wire transfer of immediately available funds to the relevant Holder, in accordance with instructions provided by such Holder no later than the second (2nd) Business Day following the consummation of such Business Combination. Upon receipt of such payment, such Holder's Series F Convertible Units shall be deemed to have been fully converted and shall no longer permit such Holder to convert such Series F Convertible Units into Series A Common Units; provided, that unless and until such Holder elects to receive the cash payment set forth in this Section 3.3(f) with respect to each Series F Convertible Unit that such Holder holds, such Series F Convertible Unit shall remain outstanding and may be converted in the manner set forth in Section 2.1.

         3.4 NO PROHIBITION FROM ISSUING SERIES A COMMON UNITS. Notwithstanding anything contained in this Statement to the contrary, nothing in this Statement shall prohibit the Partnership from issuing Series A Common Units to any Person, regardless of whether or not such issuance would result in an adjustment under this Section 3.

4. NATURE AND RIGHTS OF SERIES F CONVERTIBLE UNIT.

         4.1 NON-VOTING. The Series F Convertible Units shall be non-voting on all matters and no Holder thereof shall be entitled to vote, separately or with all or any series, class or group of Limited Partners, the Series F Convertible Units with respect to any matter (except as set forth in the proviso to this Section 4.1) on which holders of the Series A Common Units are entitled to vote, including, without limitation, mergers, acquisitions, sales of all or substantially all of the Partnership's assets, and similar transactions; provided, that the Partnership shall not, without the affirmative consent of the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination, (i) alter or change the rights, powers or limitations of the Series F Convertible Unit including, without limitation, any changes to the certificate representing the Series F Convertible Unit or the Partnership Agreement that limit any Holder's ability to convert the Series F Convertible Unit under this Statement or affect the enforceability of any Holder's rights under this Statement, (ii) authorize or issue additional Series F Convertible Units or (iii) effect any split or combination of the Series F Convertible Units.

         4.2 NO ALLOCATIONS. The Partnership shall not maintain a capital account for any Holder of Series F Convertible Units. Accordingly, the Partnership shall not make any allocations to any Series F Convertible Unit of income, gains, losses or deductions.

         4.3 NO DISTRIBUTIONS. The Series F Convertible Units shall not be entitled to receive any distributions, whether regular, special, liquidating or otherwise, of cash, or other assets or securities, but shall be entitled to the adjustments set forth in Section 3.2.

5. REGISTRATION STATEMENT AND BLACKOUT PERIODS.

         5.1 The Partnership shall:

                  (a) subject to the Partnership's ability to amend or supplement the Registration Statement or the Prospectus, use its commercially reasonable efforts to keep the Registration Statement effective until the Termination Time;

                  (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the issuance of Series A Common Units upon conversion of the Series F Convertible Units;

                  (c) cause all Series A Common Units to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Partnership are then listed or quoted;

                  (d) provide a transfer agent and registrar for all Series A Common Units and a CUSIP number for all Series A Common Units; and

                  (e) at all times reserve for issuance pursuant to the Registration Statement such number of its Series A Common Units as shall from time to time be sufficient to effect the conversion of all the Series F Convertible Units then outstanding and to satisfy its delivery obligations upon such conversion.

         5.2 At any time prior to the Termination Time, the Partnership may, without any liability to the Partnership and upon notice to each Holder pursuant to Section 9, suspend each Holder's rights to convert pursuant to the Registration Statement upon the occurrence of any of the following (each, a "BLACKOUT PERIOD"):

                  (a) a request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein for additional information;

                  (b) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (c) the filing of any post-effective amendments or supplements to the Registration Statement or the prospectus included therein that the Partnership deems necessary or appropriate to maintain or utilize for any purpose the Registration Statement or the prospectus included therein;

                  (d) the happening of any event that requires the Partnership to make changes to the Registration Statement or the prospectus included therein in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

                  (e) the Partnership shall deliver to the Holder a certificate signed by any of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel or Vice President that the Board of Directors of the General Partner has made the determination in good faith and using reasonable judgment that disclosure of information sufficient to ensure that the Registration Statement and related prospectus contain no misstatement or omission would be premature, could be reasonably expected to be significantly and materially disadvantageous to the Partnership's financial condition, or could be reasonably expected to be injurious to the consummation of any material transaction.

If any of the above conditions or events should occur, the Partnership shall immediately give the Holders written notice that a Blackout Period is in effect; provided that the failure of the Partnership to tender notice of the occurrence of any of the above shall not give rise to any liability in excess of an amount described in Section 5.5.

         5.3 Upon the commencement a Blackout Period, the Partnership shall:

                  (a) with respect to any notice pursuant to paragraph (b) of
         Section 5.2, use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement;

                  (b) with respect to any notice pursuant to paragraphs (a) or
         (c) of Section 5.2, as promptly as practical prepare and file a post-effective amendment to the Registration Statement or an amendment or supplement to the prospectus included therein and any other required document so that, as thereafter delivered to Holder upon conversion of the Series F Convertible Unit, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                  (c) with respect to any notice pursuant to paragraphs (d) or
         (e) of Section 5.2, use commercially reasonable efforts to amend such Registration Statement and/or amend or supplement the prospectus included therein if necessary and to take all other actions necessary to allow the issuance of registered Series A Common Units to take place as promptly as possible, subject, however, to the right of the Partnership in its sole discretion to determine whether to delay further conversion of the Series F Convertible Unit pursuant to the Registration Statement until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

         5.4 Upon receipt of notice by the Partnership in accordance with
Section 5.1 above that a Blackout Period exists, the Series F Convertible Unit shall immediately become unconvertible until each Holder receives notice from the Partnership that the Blackout Period has ended. Notwithstanding the foregoing, at any time during a Blackout Period, each Holder may:

                  (a) tender a Conversion Notice providing for a Conversion Closing Date delayed to a date that is three Business Days after the termination of the relevant Blackout Period (a "DELAYED CLOSING CONVERSION NOTICE"); each such Delayed Closing Conversion Notice shall have the effect of preserving the Conversion Unit Price, Prevailing Unit Price, and Daily Market Unit Price that was in effect as of the date of such Delayed Closing Conversion Notice, each subject to adjustment pursuant to Sections 3 and 5.5; provided, that such Holder may withdraw at any time a Delayed Closing Conversion Notice prior to the relevant delayed Conversion Closing Date; or

                  (b) tender a Conversion Notice requesting the delivery on the Conversion Closing Date of Series A Common Unit that have not been registered pursuant to the Registration Statement, so long as (i) the offer, sale and issuance of the Series A Common Units shall be exempt from the registration requirements of the Securities Act and shall have been registered or qualified (or exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (ii) such Holder delivers to the Partnership an opinion from counsel of national repute reasonably satisfactory in the Partnership's sole discretion to such effect. Any certificate(s) representing unregistered Series A Common Units shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  "THE SERIES A COMMON UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO GULFTERRA ENERGY PARTNERS, L.P., SHALL HAVE BEEN FURNISHED TO GULFTERRA ENERGY PARTNERS, L.P."

The Partnership shall promptly (a) notify each Holder upon the end of a Blackout Period, and (b) deliver copies of amendments or supplements, if any, to the Registration Statement or the Prospectus.

         5.5 The Partnership shall be entitled to exercise its rights to suspend conversion of the Series F Convertible Units as provided in this Section 5 (A) twice in any 12 month period, (B) each such period during which conversion may be suspended at any time shall not exceed 30 days, and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period; provided, that if any Blackout Period exceeds the duration or frequency limits set forth in clauses (A) and (B) above (a "BLACKOUT VIOLATION"), then the Conversion Unit Price for all unconverted Series F Convertible Units shall be permanently reduced by one and one-half percent (1 1/2%) for each month (or portion thereof) that a Blackout Violation exists. Other than the reduction to the

Conversion Unit Price as described in this Section 5.5, the Partnership shall incur no liability to any Holder in connection with any Blackout Period or Blackout Violation; provided that notwithstanding the foregoing, the Partnership agrees that the provisions of this Section 5 shall be specifically enforceable.

         5.6 If a Blackout Period exists for at least four (4) months, the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination shall be entitled to demand that, to the extent required by the securities laws to permit the issuance of Series A Common Units pursuant to Section 5.4(b), the Partnership withdraw the Registration Statement for a period necessary to effectuate a private placement of the Series A Common Units issuable upon conversion of all or part of the Series F Convertible Units. If so demanded, the Partnership shall withdraw the Registration Statement within 5 Business Days of its receipt of such written demand. Within 60 days of the Partnership's receipt of the written demand of the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination, the Partnership shall prepare and file a replacement registration statement pursuant to which the Series F Convertible Units can be converted and shall thereafter use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. Promptly after the issuance of unregistered Series A Common Units, and at its own expense, the Partnership shall file a registration statement under the Securities Act covering the resale of all of the Series A Common Units issued pursuant to the private placement exemption, and shall use commercially reasonable efforts to cause such registration statement to be declared effective; provided, that nothing in this Section 5.6 shall prevent the Partnership from filing a registration statement prior to be requested to do so by any Holders. Upon the withdrawal of the Registration Statement, the percentage described in Section 5.5 shall be reduced to 1% for each month (or portion thereof without duplication for any portion of a month prior to the withdrawal of the Registration Statement) that a Blackout Violation exists after the date on which the Partnership withdraws the Registration Statement.

6. TRANSFERABILITY.

         6.1 TRANSFERS OF SERIES F CONVERTIBLE UNITS. The Series F Convertible Units shall not be sold, transferred or otherwise disposed of without the prior written consent of the Partnership, which consent shall be within the sole discretion of the Partnership. Sales, transfers or other dispositions of Series F Convertible Units shall be in increments of one whole unit, and not fractions thereof. The provisions applicable to the Series F Convertible Units shall bind and inure to the benefit of and be enforceable by the Partnership, the respective successors of the Partnership, and by any Holder of Series F Convertible Units.

         6.2 PAYMENT OF TAX UPON ISSUE OF TRANSFER. The Partnership shall pay all documentary stamp taxes (if any) attributable to the issuance of Series A Common Units upon the conversion of the Series F Convertible Unit; provided, however, that the Partnership shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Series A Common Units in a name other than that of a Holder upon the conversion of Series F Convertible Units, and the Partnership shall not be required to issue or deliver the Series F Convertible Units or certificates for Series A Common Units unless or until the person or persons requesting the issuance thereof shall have paid to the Partnership the amount of such tax or shall have established to the reasonable satisfaction of the Partnership that such tax has been paid.

         7. DENIAL OF PREEMPTIVE RIGHTS AND DISSENTERS' RIGHTS. The Series F Convertible Units are not entitled to any preemptive or subscription right in respect of any securities of the Partnership, and do not have dissenters' rights of appraisal.

         8. TRANSFER AGENT. Initially, the Partnership (and upon a Business Combination, the Acquiring Person) shall serve as the transfer agent (the "TRANSFER AGENT") for the Series F Convertible Units. The Transfer Agent shall at all times maintain a register (the "UNIT REGISTER") of the Holders of the Series F Convertible Units. The Partnership may deem and treat each Holder of Series F Convertible Units as set forth in the Unit Register as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

         The Partnership may, at any time and from time to time, appoint another Person to serve as the Transfer Agent, and shall upon acceptance by such Person, give notice to each Holder of the change in Transfer Agent. Such new Transfer Agent shall be a (i) Person doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000 or (ii) an affiliate of such a Person. The combined capital and surplus of any such new Transfer Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Transfer Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Transfer Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Transfer Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Partnership and shall be legally and validly executed and delivered by the Partnership. Any Person into which any new Transfer Agent may be merged or any corporation resulting from any consolidation to which any new Transfer Agent shall be a party or any corporation to which any new Transfer Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Transfer Agent under this Transfer without any further act; provided that such Person (i) would be eligible for appointment as successor to the Transfer Agent under the provisions of this Section 8 or (ii) is a wholly owned subsidiary of the Transfer Agent. Any such successor Transfer Agent shall promptly cause notice of its succession as Transfer Agent to be delivered via reputable overnight courier to the Holders of the Series F Convertible Units at such Holder's last address as shown on the Unit Register.

         9. NOTICES. All notices and other communications under this Statement shall be in writing and shall be delivered by a nationally recognized overnight courier, postage prepaid, addressed as provided below:

                  (i) If to the Partnership:

                      GulfTerra Energy Partners, L.P.
                      4 East Greenway Plaza
                      Houston, Texas  77046
                      Attn:  Chief Financial Officer
                      Telephone:  (832) 676-5371
                      Facsimile:  (823) 676-1671

                      with a copy to:

                      El Paso Corporation
                      Attn:  Alan Bishop
                      1001 Louisiana Street
                      Houston, TX  77002
                      Facsimile:  (713) 420-4099

                      with a copy (which shall not constitute notice) to:

                      Akin Gump Strauss Hauer & Feld LLP
                      Attn:  J. Vincent Kendrick
                      1900 Pennzoil Place - Suite 1900
                      711 Louisiana Street
                      Houston, Texas  77002
                      Facsimile:  (713) 236-0822

                  (ii) If to a Holder, at the address of such Holder as listed in the Unit Register, or to such other address as the Holder shall have designated by notice similarly given to the Transfer Agent.

Any such notice or communication shall be deemed received (i) when made, if by hand delivery, and upon confirmation of receipt, if made by facsimile, and in each case if such notice is received on or before 11:59 p.m. New York City time (except with respect to a Conversion Notice, in which case such notice must be received on or before 3:59 p.m. New York City time), otherwise, such notice shall be deemed to be received the following Business Day (ii) one Business Day after being deposited with a next-day courier, return receipt requested, postage prepaid or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other addresses as the Partnership or each Holder may designate in writing from time to time).

         10. CONSTRUCTION. Headings or other titles used in this Statement are for convenience only and neither limit nor amplify the provisions of this Statement, and all references herein to sections or subdivisions thereof will refer to the corresponding section or subdivision thereof of this Statement unless specific reference is made to such sections or subdivisions of another document or instrument. Unless the context of this Statement clearly requires otherwise, the words "include," "includes" and "including" will be deemed to be followed by the words "without limitation," and the words "hereof," "herein," "hereunder" and similar terms in this Statement will refer to this Statement as a whole and not any particular section or article in which such words appear. Whenever the context may require, any pronoun used in this Statement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa. References in this Statement to any party shall include such party's successor. The word "shall" means will and vice versa.

         11. SEVERABILITY OF PROVISIONS. If any right, preference, or limitation of the Series F Convertible Units set forth in this Statement (as such Statement may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth in this Statement (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference, or limitation will, nevertheless, remain in full force and effect, and no right, preference, or limitation set forth in this Statement shall be deemed dependent upon any other such right, preference, or limitation unless so expressed in this Statement.





                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                                    EXHIBIT A

               CERTIFICATE REPRESENTING SERIES F CONVERTIBLE UNIT







                                 [SEE ATTACHED]


(GULFTERRA ENERGY PARTNERS LOGO)                                                                   [__] Series F1 Convertible Units
                                                                                                   Entitling the Holder to Purchase
                                   CERTIFICATE EVIDENCING SERIES F1 CONVERTIBLE UNITS                         Up To An Aggregate of
                                         REPRESENTING LIMITED PARTNER INTERESTS                                     $[1],000,000 of
                                                                                                              Series A Common Units
                                             GULFTERRA ENERGY PARTNERS, L.P.                 prior to the Series F1 Termination Time
                                (A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE)



No. [__]

         GULFTERRA ENERGY COMPANY, L.L.C., a Delaware limited liability company, as the General Partner of GULFTERRA ENERGY PARTNERS, L.P., a Delaware Limited partnership (the "Partnership"), hereby certifies that [name of holder] (the "Holder") is the registered owner of [__] Series F1 Convertible Units representing limited partner interests in the Partnership (the "Series F1 Convertible Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Series F1 Convertible Units represented by this Certificate. The rights, preferences and limitations of the Series F1 Convertible Units are set forth in, and this Certificate and the Series F1 Convertible Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at 4 East Greenway Plaza, Houston, Texas 77046. Capitalized terms used in this Certificate but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Common Units) is an Eligible Citizen.

                                        GULFTERRA ENERGY COMPANY, L.L.C.
                                        General Partner
DATE: May _____, 2003

                                        James H. Lytal, President


                                        David L. Siddall, Corporate Secretary

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS OF SERIES F CONVERTIBLE UNITS (THE "STATEMENT"), WHICH IS ATTACHED AS ANNEX A TO THE THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF GULFTERRA ENERGY PARTNERS, L.P. AND THE UNITHOLDER AGREEMENT, BY AND BETWEEN GULFTERRA ENERGY PARTNERS, L.P. AND FLETCHER INTERNATIONAL, INC. (THE "UNITHOLDER AGREEMENT"). YOU MAY OBTAIN COPIES OF THE STATEMENT AND UNITHOLDER AGREEMENT FROM GULFTERRA ENERGY PARTNERS, L.P.

                                   ----------

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
            DUE TO TAX SHELTER STATUS OF GULFTERRA ENERGY PARTNERS, LP.


         You have acquired an interest in GulfTerra Energy Partners, L.P., 4 East Greenway Plaza, Houston, Texas 77046, whose taxpayer identification number is 76-0396023. The Internal Revenue Service has issued GulfTerra Energy Partners, L.P. the following tax shelter registration number: 93084000079. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GULFTERRA ENERGY PARTNERS, L.P.

         You must report the registration number as well as the name and taxpayer identification number of GulfTerra Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GULFTERRA ENERGY PARTNERS, L.P.

         If you transfer your interest in GulfTerra Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of GulfTerra Energy Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         No assignment or transfer of the Series F1 Convertible Units evidenced hereby will be registered on the books of GulfTerra Energy Partners, L.P. unless the Certificate evidencing the Series F1 Convertible Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Series F1 Convertible Units (a "Transfer Application") has been executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Series F1 Convertible Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Series F1 Convertible Units.


(GULFTERRA ENERGY PARTNERS LOGO)                                                                   [__] Series F2 Convertible Units
                                                                                                   Entitling the Holder to Purchase
                                    CERTIFICATE EVIDENCING SERIES F2 CONVERTIBLE UNITS                        Up To An Aggregate of
                                          REPRESENTING LIMITED PARTNER INTERESTS                                    $[1],000,000 of
                                                                                                              Series A Common Units
                                              GULFTERRA ENERGY PARTNERS, L.P.               prior to the Series F2 Termination Time
                                 (A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE)


No. [__]

         GULFTERRA ENERGY COMPANY, L.L.C., a Delaware limited liability company, as the General Partner of GULFTERRA ENERGY PARTNERS, L.P., a Delaware Limited partnership (the "Partnership"), hereby certifies that [name of holder] (the "Holder") is the registered owner of [__] Series F2 Convertible Units representing limited partner interests in the Partnership (the "Series F2 Convertible Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Series F2 Convertible Units represented by this Certificate. The rights, preferences and limitations of the Series F2 Convertible Units are set forth in, and this Certificate and the Series F2 Convertible Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at 4 East Greenway Plaza, Houston, Texas 77046. Capitalized terms used in this Certificate but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Common Units) is an Eligible Citizen.

                                GULFTERRA ENERGY COMPANY, L.L.C.
                                General Partner
DATE: May _____, 2003


                                James H. Lytal, President


                                David L. Siddall, Corporate Secretary

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS OF SERIES F CONVERTIBLE UNITS (THE "STATEMENT"), WHICH IS ATTACHED AS ANNEX A TO THE THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF GULFTERRA ENERGY PARTNERS, L.P. AND THE UNITHOLDER AGREEMENT, BY AND BETWEEN GULFTERRA ENERGY PARTNERS, L.P. AND FLETCHER INTERNATIONAL, INC. (THE "UNITHOLDER AGREEMENT"). YOU MAY OBTAIN COPIES OF THE STATEMENT AND UNITHOLDER AGREEMENT FROM GULFTERRA ENERGY PARTNERS, L.P.

                                   ----------

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
            DUE TO TAX SHELTER STATUS OF GULFTERRA ENERGY PARTNERS, LP.


         You have acquired an interest in GulfTerra Energy Partners, L.P., 4 East Greenway Plaza, Houston, Texas 77046, whose taxpayer identification number is 76-0396023. The Internal Revenue Service has issued GulfTerra Energy Partners, L.P. the following tax shelter registration number: 93084000079. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GULFTERRA ENERGY PARTNERS, L.P.

         You must report the registration number as well as the name and taxpayer identification number of GulfTerra Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GULFTERRA ENERGY PARTNERS, L.P.

         If you transfer your interest in GulfTerra Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of GulfTerra Energy Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         No assignment or transfer of the Series F2 Convertible Units evidenced hereby will be registered on the books of GulfTerra Energy Partners, L.P. unless the Certificate evidencing the Series F2 Convertible Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Series F2 Convertible Units (a "Transfer Application") has been executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Series F2 Convertible Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Series F2 Convertible Units.

                                    EXHIBIT B

                            FORM OF CONVERSION NOTICE

        (To Be Executed Upon Conversion of the Series F Convertible Unit)

                                     [DATE]

GulfTerra Energy Partners, L.P.
4 East Greenway Plaza
Houston, Texas 77046
Attention:  Chief Financial Officer

         Re: Statement of Rights, Privileges and Limitations Series F
             Convertible Unit ("STATEMENT")

Ladies and Gentlemen:

         Pursuant to the terms and conditions contained in the Statement, [HOLDER] hereby elects to convert $[__________]1 of Series F2 Convertible Units into [ ] Series A Common Units, which would be purchased at a Conversion Unit Price of $[____], and shall deliver on the Conversion Closing Date [SUCH AMOUNT VIA WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS] [THAT NUMBER OF PARTNERSHIP BONDS WITH AN AGGREGATE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST EQUAL TO SUCH DOLLAR AMOUNT] as payment for such Series A Common Units in accordance with the terms of the Statement. All undefined capitalized terms used in this Conversion Notice shall have the meaning set forth in the Statement.

         In accordance with the terms of the Statement, the undersigned requests that certificates for such units be registered in the name of and delivered to the undersigned at the following address:

                                  [TO BE ADDED]

         Any cash in lieu of fractional shares should be sent to:

         [INSERT ACCOUNT INFORMATION OR ADDRESS INFORMATION]

         The undersigned shall deliver the original of the certificate(s) representing the Series F Convertible Units no later than the second Business Day after and excluding the date of this notice as well as each document required to be delivered on the Conversion Closing Date by the Statement.

----------

         (1) Insert the dollar amount of Series F Convertible Units being converted. In the case of partial conversion, a new certificate representing the Series F Convertible Unit shall be issued and delivered, representing the unconverted portion of the Series F Convertible Unit.

         (2) Indicate whether Series F1 or Series F2 is being tendered.

         [IF THE EXERCISED AMOUNT IS NOT IN INCREMENTS OF $1,000,000, INSERT THE
FOLLOWING: THE UNDERSIGNED REQUESTS THAT A NEW CERTIFICATE SUBSTANTIALLY IDENTICAL TO THE ATTACHED SERIES F CONVERTIBLE UNIT BE ISSUED TO THE UNDERSIGNED EVIDENCING THE RIGHT TO PURCHASE THE DOLLAR AMOUNT OF SERIES A COMMON UNITS EQUAL TO (x) THE SERIES F1/SERIES F2 CONVERSION CONSIDERATION LESS (y) THE TENDERED CONVERSION CONSIDERATION.]

                                    [HOLDER]



                                    By:
                                       ----------------------------------

                                    Name:
                                    Title:

Agreed to and Acknowledged as of
[INSERT DATE].


GULFTERRA ENERGY PARTNERS, L.P.


By:
   --------------------------------
Name:
Title:


                                      B-2